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                                                                     EXHIBIT 5.1

     [LETTERHEAD OF PRIMES, SHILOH, GIVON & CO., LAW OFFICE APPEARS HERE]

                                 REF: G/115/2
                                                                   June 24, 1998

Galileo Technology Ltd.
c/o Galileo Technology Inc.
1735 North First Street, #308
San Jose, CA 95112
U.S.A.
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                      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Galileo Technology Ltd., an Israeli corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to 809,656 Ordinary Shares of the Company issuable pursuant to the Company's 1997 Employees' Stock Option Plan and the 1997 GTI Stock Option Plan (the "Stock Plans"), it is our opinion that such Ordinary Shares of the Company (provided that they are not offered to the public in Israel), when issued, sold and fully paid for in accordance with the Stock Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                             /s/ Y. PRIMES
                                        --------------------------
                                           Y. Primes, Advocate
                                        Primes, Shiloh, Givon & Co.
                                               Law Office

G/115/2/29-1